EXHIBIT 10.2

NEXX SYSTEMS, INC.

2010 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this 2010 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock Purchase Rights and Stock-Based Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under applicable U. S. state corporate laws, U. S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options, Stock Purchase Rights or Stock-Based Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)“Blackout Period” means an interval of time during which (i) the then trading guidelines of the Company restrict one or more Participants from trading in securities of the Company or (ii) the Company has determined that one or more Participants may not trade in securities of the Corporation;

(e) “Blackout Period Expiry Date” means the date on which the applicable Blackout Period expires;

(f) “Board” means the Board of Directors of the Company.

(g) “Business Day” means any day on which the TSX is open for trading;

(h) “Change of Control” means a sale of all or substantially all of the Company’s assets, or any merger or consolidation of the Company with or into another corporation, other than (i) a merger effected solely for the purpose of changing the state of the Company’s domicile; and (ii) a merger or consolidation in which the holders of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

(i) “Code” means the United States Internal Revenue Code of 1986, as amended.

(j) “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(k) “Common Stock” means the Common Stock of the Company.

(l) “Company” means NEXX Systems, Inc., a Delaware corporation and any successor thereto.

(m) “Consultant” means any person, including an advisor, who renders services to the Company, or any Parent, Subsidiary or Affiliate, and is compensated for such services, and any director of the Company whether compensated for such services or not.

(n) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates or their respective successors. Unless otherwise determined by the Administrator, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(o) “Director” means a member of the Board.

(p) “Employee” means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(q) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, subject to any other requirement of the TSX and any other Stock Exchange on which the Shares are then listed or admitted, as of any date, the number equal to the volume weighted average trading price for a Share (calculated by dividing the total value of Shares traded by the total volume of Shares traded for the relevant period) as quoted on such Stock Exchange (or, if such Shares are listed on more than one Stock Exchange, the Stock Exchange where the majority of the trading volume and value of the Shares occurs) for the five (5) market trading days immediately prior to the date of grant;

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(t) “Insider” means (i) an individual performing the functions of the chief executive officer, the chief operating officer or the chief financial officer for the Company; (ii) a director of the Company; (iii) a director of a major subsidiary of the Company; (iv) a senior officer in charge of a principal business unit, division or function of x) the Company or y) a major subsidiary of the Company;  or (v) a person that has direct or indirect beneficial ownership of, control or direction over, or a combination of direct or indirect beneficial ownership of, and control or direction over, securities of the Company carrying more than 10 percent of the voting rights attached to all the Company’s outstanding voting securities.

(u) “Named Executives” means Thomas Walsh, Stanley Piekos, Arthur Keigler, John Bowers and Philip Villari or such other individuals as the Administrator may designate from time to time.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(y) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price.

(z) “Optioned Stock” means the Common Stock subject to an Option.

(aa) “Optionee” means an Employee or Consultant who receives an Option.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(cc) “Participant” means any holder of one or more Options, Stock Purchase Rights or Stock-Based Awards, or of the Shares issuable or issued upon exercise of such awards, under the Plan.

(dd) “Plan” means this 2010 Stock Incentive Plan.

(ee) “Reporting Person” means an officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ff) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 10 below.

(gg) “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(jj) “Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award that is not an Option or a Stock Purchase Right.

(kk)  “Stock-Based Award Agreement” means an agreement between the Company and, to the extent required by law or requested by the Company, a Participant delivered pursuant to the Plan and pertaining to a Stock-Based Award, in such form as the Administrator shall approve.

(ll) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 10 below.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(nn) “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

(oo) “TSX” means the Toronto Stock Exchange.

3. Stock Subject to the Plan.   The maximum number of Shares reserved and available for issuance under the Plan shall be the sum of (i) [1,405,815] [15% of the proposed total capitalization of the Company following the closing of the IPO less all outstanding or exercised grants under the 2003 Plan] and (ii) such number of Shares as equals that number of stock options or awards returned to the Company’s 2003 Employee, Director and Consultant Stock Option Plan, as amended and in effect from time to time, after the effective date of the Plan as a result of the expiration, cancellation or termination of such stock options or awards, subject to adjustment as provided in Section 14.

(a) Stock Purchase Rights. Subject to the provisions of Section 14 of the Plan, the maximum number of Shares made available for issue from treasury with respect to Stock Purchase Rights shall be determined from time to time by the Committee but, in any case, shall not exceed [3,294,480] Shares in the aggregate (none of which have been issued as of September __, 2010) and in no event shall the aggregate number of Common Shares reserved for issue from treasury pursuant to Stock Purchase Rights exceed [3,294,480]  Shares.

(b) Options.  Subject to the provisions of Section 14 of the Plan, the maximum number of Shares made available for the Share Option Plan shall be determined from time to time by the Committee but, in any case, shall not exceed [3,294,480]  Shares in the aggregate (none of which have been issued as of September __, 2010) and in no event shall the aggregate number of Common Shares reserved for issue pursuant to the provisions of the Share Option Plan exceed [3,294,480]  Common Shares.

The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option, Stock Purchase Right or Stock-Based Award in order to satisfy the exercise or purchase price for such Option, Stock Purchase Right or Stock-Based Award or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers to grant Options, Stock Purchase Rights or Stock-Based Awards under the Plan.

(b) Administration with Respect to Reporting Persons. With respect to Options granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d) Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation, Section 16, and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;

(ii) to select the Consultants and Employees to whom Options, Stock Purchase Rights and Stock-Based Awards or any combination thereof may from time to time be granted;

(iii) to determine whether and to what extent Options, Stock Purchase Rights and Stock-Based Awards or any combination thereof are granted;

(iv) to determine the number of Shares of Common Stock to be covered by each such award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Options, Stock Purchase Rights or Stock-Based Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right, Restricted Stock or Stock-Based Award (including any Shares underlying such Stock-Based Award), based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock;

(viii) except with respect to Options held by Insiders, to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted and with respect to any Options (whether held by Insiders or others) to make any other amendments or adjustments to any Option that the Administrator determines, in its discretion and under the authority granted to it under the Plan, to be necessary or advisable, provided however that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;

(x) to determine the terms and restrictions applicable to Stock-Based Awards and any Shares underlying such awards;

(xi) to initiate an Option Exchange Program with respect to Options held other than by Insiders;

(xii) to construe and interpret the terms of the Plan and awards granted under the Plan; and

(xiii) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options, Stock Purchase Rights or Stock-Based Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(e) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options, Stock Purchase Rights and Stock-Based Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees; provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option, Stock Purchase Right or Stock-Based Award may, if he or she is otherwise eligible, be granted additional Options, Stock Purchase Rights or Stock-Based Awards.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of grant of such Option.

(c) At-Will Relationship. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such holder’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(d) Issuances to Insiders. In no event shall any security based compensation arrangement (within the meaning of section 613 of the Company Manual of The Toronto Stock Exchange as amended or superseded from time to time), together with all other previously established and proposed security based compensation arrangements of the Company, result in:

(i) the number of Shares reserved for issue from treasury at any time pursuant to Options granted to Insiders exceeding 10% of the issued and outstanding Shares; and

(ii) the issue from treasury to Insiders, within a one-year period, of a number of Shares which exceed 10% of the issued and outstanding Shares.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless sooner terminated under Section 16 of the Plan.

7. Term of Option.

(a) The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, is a Ten Percent Holder, the term of such Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b) Notwithstanding Subsection 7(a) of the Plan but subject to Section 9 of the Plan, the expiration date of an Option, other than an Incentive Stock Option, will be the date determined by the Committee, as set out in the Option Agreement, unless such expiration date falls within a Blackout Period or within ten Business Days after a Blackout Period Expiry Date, in which case the expiration date of the Option will be the date which is ten Business Days after the Blackout Period Expiry Date.

8. Option Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(A) granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) delivery of Optionee’s promissory note, together with the related payment by cash or check of the par value of the Shares being exercised, with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate; (4) cancellation of indebtedness; (5) other Shares that (x) in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; (6) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; (7) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable withholding taxes; (8) any combination of the foregoing methods of payment; or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the best interests of the Company at such time.

(c ) The consideration to be paid for Shares to be issued upon exercise of an Option shall be in U.S. dollars and if the Fair Market Value per Share is based on a Stock Exchange outside of the United States, the exercise price in U.S. dollars shall determined upon the date of the grant based upon the exchange rate determined by the Committee, and, if the Common Stock is listed on the TSX, such exercise price shall be based upon the noon rate of the bank of Canada on the date of the grant, subject to amendment by the Committee from time to time.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided however that in the absence of such determination, vesting of Options shall be tolled during any such leave.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee’s Continuous Service Status with the Company, such Optionee may, but only within three months (or such other period of time, not less than 30 days, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. Unless otherwise determined by the Administrator, no termination shall be deemed to occur and this Section 9(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant

(c) Disability of Optionee.

(i) Notwithstanding Section 9(b) above, in the event of termination of an Optionee’s Continuous Service Status as a result of his or her total and permanent disability (within the meaning of

Section 22(e)(3) of the Code), such Optionee may, but only within twelve months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option made at the time of grant of the Option) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(ii) In the event of termination of an Optionee’s Continuous Service Status as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within twelve months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option made at the time of grant of the Option) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option that is an Incentive Stock Option (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for Incentive Stock Option treatment under the Code. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time period specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of the Optionee’s Continuous Service Status, the Option may be exercised, at any time within twelve months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Service Status. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(e) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections 9(b), 9(c) and 9(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(f) Buy-Out Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

10. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of

Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. If required by the Applicable Laws, the purchase price of Shares subject to Stock Purchase Rights shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer, or, in the case of a person owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the price shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer, provided that, while the Shares are listed on the TSX, the purchase price of Shares subject to Stock Purchase Rights shall be no less than 100% of the Fair Market Value per Share as of the date of the offer.  If the Applicable Laws do not impose restrictions on the purchase price, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine; provided, however, that with respect to a purchaser who is not an officer, Director or Consultant of the Company or of any Parent or Subsidiary of the Company, it shall lapse at a minimum rate of 20% per year if required by the Applicable Laws.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

11. Stock-Based Awards.

(a) Grants of Stock-Based Awards. The Administrator shall have the right to grant Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or restricted stock units.  The principal terms of each Stock-Based Award shall be set forth in a Stock-Based Award Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, the Participant.  The Stock-Based Award Agreement shall be in a form approved by the Administrator and shall contain terms and conditions that the Administrator determines to be appropriate and in the best interest of the Company.

(b) Code Section 409A. The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code.  Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 11(b).

(c) Acceptance of Stock-Based Awards. A Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Stock-Based Award Agreement and delivering it to the Company or its designee, together with provision for payment of the aggregate exercise price, if any, in accordance with this Section 11(c) for the Shares as to which such Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Stock-Based Award Agreement.  Payment of the purchase price for the Shares as to which such Stock-Based Award is being accepted shall be made (i) in United States dollars in cash or by check; (ii) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of acceptance of the Stock Based-Award to the purchase price of the Stock-Based Award; (iii) at the discretion of the Administrator, by any combination of (i) and (ii) above; or (iv) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

12. Taxes.

(a) As a condition of the exercise of an Option or Stock Purchase Right or the acceptance of a Stock-Based Award granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Stock Purchase Right or accepting the Stock-Based Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of such Option, Stock Purchase Right or Stock-Based Award and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right or acceptance of a Stock-Based Award.

(c) In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of an Option of Stock Purchase Right or acceptance of a Stock-Based Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right or acceptance of a Stock-Based Award by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option, Stock Purchase Right or Stock-Based Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

13. Non-Transferability of Options, Stock Purchase Rights and Stock-Based Awards. Options, Stock Purchase Rights and Stock-Based Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided however that, the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option, Stock Purchase Right or Stock-Based Award may be exercised, during the lifetime of the holder of the Option, Stock Purchase Right or Stock-Based Award, only by such holder or a transferee permitted by this Section 13.

14. Adjustments Upon Changes in Capitalization, Change of Control and Certain Other Transactions.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, Stock Purchase Right or Stock-Based Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options, Stock Purchase Rights or Stock-Based Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right or Stock-Based Award, as well as the price per Share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Stock-Based Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock (including any change in the number of Shares of Common Stock effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option, Stock Purchase Right or Stock-Based Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each outstanding Option and Stock Purchase Right and each Stock-Based Award that has not been accepted shall terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator.

(c) Change of Control. In the event of a Change of Control, each outstanding Option, Stock Purchase Right and Stock-Based Award shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation, unless such successor corporation does not agree to assume the outstanding Options, Stock Purchase Rights or Stock-Based Awards or to substitute equivalent options or rights, in which case such Options, Stock Purchase Rights or Stock-Based Awards shall terminate upon the consummation of the transaction. For purposes of this Section 14(c), an Option, Stock Purchase Right or Stock-Based Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change of Control each holder of an Option, Stock Purchase Right or Stock-Based Award would be entitled to receive upon exercise of the Option, Stock Purchase Right or Stock-Based Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option, Stock Purchase Right or Stock-Based Award at such time (after giving effect to any adjustments in the number of Shares covered by the Option, Stock Purchase Right or Stock-Based Award as provided for in this Section 14); provided however that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option, Stock Purchase Right or Stock-Based Award to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option, Stock Purchase Right and Stock-Based Award to reflect the effect of such distribution.

15. Time of Granting Options, Stock Purchase Rights and Stock-Based Awards. The date of grant of an Option, Stock Purchase Right or Stock-Based Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Stock Purchase Right or Stock-Based Award, or such other date as is determined by the Administrator; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option, Stock Purchase Right or Stock-Based Award is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may

(i) without the approval of the stockholders of the Company, at any time,

A. suspend or terminate, or re-instate, the Plan,

B. institute an Option Exchange Program, except with respect to Options granted to Insiders, and

C. make the following amendments to the Plan

I.
any amendment of a “housekeeping” nature, including, without limitation, amending the wording of any provision of the Plan for the purpose of clarifying the meaning of existing provisions or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correcting grammatical or typographical errors and amending the definitions contained within the Plan,

II.
any amendment to comply with the rules, policies, instruments and notices of any regulatory authority to which the Company is subject, including the TSX, or to otherwise comply with any applicable law or regulation,

III.	any amendment to the vesting provisions of the Plan or any award granted under the Plan,

IV.
other than changes to the expiration date and the exercise price of an Option as described in Subparagraph 16(a)(ii)C and Subparagraph 16(a)(ii)D of the Plan, any amendment, with the consent of the Optionee, to the terms of any Option previously granted to such Optionee under the Plan,

V.	any amendment to the provisions concerning the effect of the termination of a Participant's employment or services on such Participant's status under the Plan,

VI.
amendments to termination provisions of the Plan or any outstanding Option, provided no such amendment may result in an extension of any outstanding Option held by an Insider beyond its original expiry date;

VII.	any amendment to the categories of persons who are Participants,

VIII.	amendments to permit Options, Stock Purchase Rights or Stock-Based Awards granted under the Plan to be transferable;

IX.
amendments necessary to qualify any or all Incentive Stock Options for such favourable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code; and

X.	any amendment respecting the administration or implementation of the Plan, and

and

(ii) with the approval of the stockholders of the Corporation by ordinary resolution, to make any amendment to the Plan not contemplated by Paragraph 16(a)(i) of the Plan, including, but not limited to

A. any change to the number of Shares issuable under the Plan other than an adjustment pursuant to Section 14 of the Plan,

B. any amendment which would change the number of days set out in Section 7(b) of the Plan with respect to the extension of the expiration date of Options expiring during or immediately following a Blackout Period,

C. any amendment which reduces the exercise price of any Option held by an Insider, other than an adjustment pursuant to Section 14 of the Plan,

D. any amendment which extends the expiry date of an Option held by an Insider other than as then permitted under the Plan, and

E. any amendment which increases the Insider participation limit set out in Subsection 5(d) above.

Notwithstanding the foregoing, no amendment, alteration, suspension, discontinuation or termination (other than an adjustment made pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights or Stock-Based Awards under any outstanding grant, without his or her consent.  Any amendment to the Plan shall be subject to the receipt of all required regulatory approvals including, without limitation, the approval of the TSX.

(b) Effect of Amendment or Termination. No amendment or termination of the Plan shall materially and adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

17. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for, failure to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or Stock Purchase Right or acceptance or exercise of an applicable Stock-Based Award, the Company may require the person exercising or accepting, as the case may be, such Option, Stock Purchase Right or Stock-Based Award to represent and warrant at the time of any such exercise or acceptance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Agreements. Options, Stock Purchase Rights and Stock-Based Awards shall be evidenced by Option Agreements, Restricted Stock Purchase Agreements and Stock-Based Awards Agreements, respectively, all in such form(s) as the Administrator shall from time to time approve.

20. Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws.

21. Information and Documents to Optionees and Purchasers. If required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each other Participant who acquired Shares pursuant to the Plan, during the period such Optionee or Participant has one or more Options, Stock Purchase Rights or Stock-Based Awards outstanding, and in the case of a Participant who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options, Stock Purchase Rights or Stock-Based Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information. In addition, at the time of issuance of any securities under the Plan, the Company shall provide to the Optionee or other Participant a copy of the Plan and any agreement(s) pursuant to which securities granted under the Plan are issued.

NEXX SYSTEMS, INC.

2010 STOCK INCENTIVE PLAN

FORM OF NOTICE OF STOCK OPTION GRANT

Name
Address
Address

You have been granted an option to purchase Common Stock (“Common Stock”) of NEXX Systems, Inc. (the “Company”) as follows:

Board Approval Date:

Date of Grant (Later of Board Approval Date or Commencement of Employment/Consulting):

Vesting Commencement Date:

Exercise Price Per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option:

Term/Expiration Date:

Vesting Schedule:
[This Option may be exercised, in whole or in part, at any time after the Date of Grant. So long as you continue your employment or consulting relationship, the Shares underlying this Option shall vest in accordance with the following schedule: Twenty-five percent (25%) of the Shares subject to the Option shall vest on the twelve (12) month anniversary of the Vesting Commencement Date and  1/48th of the total number of Shares subject to the Option shall vest each month thereafter.

Notwithstanding the foregoing, in the event this Option is assumed or substituted in connection with a Change of Control (as defined in the 2010 Stock Incentive Plan) and either (a) Optionee is terminated as an employee of the surviving entity other than for Cause(as defined below) within twelve (12) months of the effective date of the Change of Control or (b) Optionee terminates her/her own status as an employee of the surviving entity due to a Construction Termination (as defined below) within twelve (12) months of the effective date of the Change of Control, fifty percent (50%) of the shares then subject to the Repurchase Option (as defined herein) shall be released from the Repurchase Option.]

The following termed referred to hereinabove shall have the following meanings:

(i) “Cause” means (i) that Optionee (1) has committed willful fraud, willful misconduct or gross negligence, (2) has repeatedly failed to execute the duties and responsibilities of Optionee’s employment as reasonably requested by the Company’s management, or (3) has committed a material breach of the Company’s Confidential Information and Invention Assignment Agreement, or (ii) Optionee has been convicted of, or has admitted culpability with respect to, a felony or a crime involving moral turpitude causing material harm to the standing or reputation of the Company, in each case as determined in good faith by the Company’s Board of Directors.

(ii) “Constructive Termination” means (i) a material reduction or change (without Optionee’s written consent) in Optionee’s title, job duties, responsibilities and job requirements inconsistent with Optionee’s position with the Company and Optionee’s prior duties, responsibilities and requirements taking into account the differences in job title and duties that are normally occasioned by reason of an acquisition of one company by another and that do not actually result in a material change in duties, responsibilities and requirements; (ii) any reduction of Optionee’s base compensation without Optionee’s written consent (except an equal, across-the-board reduction in the compensation of all similarly-situated employees of the Company or the surviving entity that is approved by the board of directors); or (iii) for the corporation’s U.S. based employees only, a requirement that Optionee relocate outside of the Billerica,Massachusetts Area (which for these purposes shall include any location within a 25 mile radius of the corporation’s current principal facility).

Termination Period:
This Option may be exercised for ninety (90) days after termination of employment or consulting relationship except as set out in Sections 6 and 7 of the Stock Option Agreement (but in no event later than the Expiration Date).

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 2010 Stock Incentive Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

NEXX Systems, Inc.

By:
(Name of Optionee)		Thomas Walsh, President and Chief
Executive Officer

NEXX SYSTEMS CONFIDENTIAL INFORMATION

EXHIBIT A

See Exhibit 10.2.2

EXHIBIT B

See Exhibit 10.2.3